UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2021

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Lamperd Less Lethal  Receives Purchase Order for Custom Designed Capture Version of its Proven Law Enforcement Riot Shields

Canadian Government Agency Selects Lamperd Design and Manufacturing Team for Special Shield Design Based on Well Established Company Reputation and Timely Delivery Capabilities

SARNIA, ON / August 19, 2021 / Lamperd Less Lethal, Inc. (OTC PINK: LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and security agencies worldwide, has received a new purchase order for multiple units of a 6 foot long, custom designed Capture version of the company’s proven Riot Shields. This order was placed by a Canadian government corrections agency which has previously purchased Lamperd products and is well acquainted with our capability to meet exacting design and manufacturing standards and also to deliver essential law enforcement equipment in very timely manner. Lamperd is now the only company offering a 6 foot long Capture Shield. This is significantly longer than any other Capture Shield on the market today.

Because this new order is for a custom version of our Lamperd Riot Shield the sales price was adjusted accordingly to cover the additional expense of creating a new design as requested by the customer. The purchasing corrections agency is one of a series in the Canadian government and the custom Capture Shield design being delivered can serve as an example to the other agencies which may need this new version as well. More information on the standard types of Lamperd Riot Shields and their special features may be found at this direct link to our website: https://lamperdlesslethal.com/product/interlocking-police-shield/ .

CEO Barry Lamperd commented, “It is very gratifying to have Lamperd Less Lethal recognized as the best choice for law enforcement agencies when they are in need of a new product design to better perform their essential duties. Our research, design and manufacturing operations are all centralized at the Lamperd headquarters facility in Sarnia, Ontario with decades of experience in creating the highest quality, most effective, versatile and safest products in the industry. Also, because we do all of our own manufacturing in-house we have not been hampered by the ongoing Covid issue with any delays in making deliveries to our customers. Lamperd is on the job 100% to serve police, corrections, military and other security agencies in the increasingly high tension climate around the world today.”

About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company manufactures and sells over 300 different products including small & large caliber projectile guns, flash-bang devices, pepper spray devices, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors.

For more information visit: http://www.lamperdlesslethal.com.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results. Safe Harbor for Forward-Looking Statements: This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

Email: info@lamperdlesslethal.com or sales@lamperdlesslethal.com

Company Website: http://www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook: https://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Instagram: https://www.instagram.com/llli_lamperd_lesslethal

Lamperd Less Lethal on Twitter: https://www.twitter.com/LLLI_LessLethal

Barry Lamperd on Twitter: Https://www.twitter.com/lamperd_llli

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: August 19, 2021	By:	/s/ Barry Lamperd
Barry Lamperd
President

3